Exhibit 10.3

EAGLE MATERIALS INC.
2023 EQUITY INCENTIVE PLAN

NON-QUALIFIED DIRECTOR STOCK OPTION AGREEMENT

This option agreement (the “Option Agreement” or “Agreement”) entered into between EAGLE MATERIALS INC., a Delaware corporation (the “Company”), and ____________ (the “Optionee”), a director of the Company, with respect to a right (the “Option”) awarded to the Optionee under the Eagle Materials Inc. 2023 Equity Incentive Plan (the “Plan”), on August 7, 2023 (the “Award Date”) to purchase from the Company up to but not exceeding in the aggregate _________ shares of Common Stock (as defined in the Plan) at a price of $190.97 per share (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1.
Relationship to Plan.

This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Company’s Compensation Committee (“Committee”) and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Option Agreement:

(a) “Disability” shall mean a disability of the Optionee as determined by the Committee.

(b) “Retirement” shall mean termination of service on the Board at the Company’s mandatory retirement age in accordance with the Company’s director retirement policy or earlier on such terms and conditions as approved by the Committee.

2.
Exercise Schedule.

(a) Exercisability. The shares of Common Stock covered by this Option (“Option Shares”) shall vest and become exercisable upon the earliest of (i) the one-year anniversary of the Award Date; (ii) the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting; (iii) the Optionee’s Retirement; (iv) the Optionee’s Disability; or (v) the Optionee’s death (as applicable, the “Vesting Date”). Vested Options may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option pursuant to the terms of this Agreement or the Plan.

(b)
Change in Control. Notwithstanding Section 3(c) above, if the Optionee has been in continuous service as a Non-Employee Director from the Award Date through the occurrence of a Change in Control, then, in the event of the occurrence of such a Change in Control, any vesting of the Option Shares will remain subject to the applicable provisions of the Plan, including, but not limited to, Sections 1.3 and 5.8 thereof.

(c) Capital Adjustments and Corporate Events. If, from time to time during the term of the Option prior to its exercise, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Option Shares and other applicable terms of this Option shall be adjusted in accordance with the provisions of Section 5.7 of the Plan. Any and all new, substituted or additional securities to which the Optionee may be entitled by reason of this Option because of a capital adjustment shall be immediately subject to the Vesting Schedule and other terms set forth herein (as may be modified pursuant to this Agreement) and included thereafter as Option Shares for purposes of this Agreement.

3.
Termination of Option.

The Option hereby granted shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by the Optionee at the earliest time specified below:

(b)
the tenth anniversary of the Award Date;
(c)
if Optionee’s service as a Director is terminated by the Company for “cause” (as determined by the Committee) at any time after the Award Date, then the Option shall terminate immediately upon such termination of Optionee’s service;
(d)
if Optionee’s service as a Director is terminated due to death, Disability or Retirement, then this Option shall terminate on the tenth anniversary of the Award Date; or
(e)
if Optionee’s service as a Director is terminated for any reason other than death, Retirement or termination for “cause,” then the Option shall terminate on the first business day following the expiration of the 90-day period beginning on the date of termination of Optionee’s service.
4.
Exercise of Option.

Subject to the limitations set forth herein and in the Plan, this Option may be exercised by notice provided to the Company as set forth in Section 5. The payment of the Exercise Price for the Option Shares being purchased pursuant to the Option shall be made (a) in cash, by check or cash equivalent, (b) by tender to the Company, or attestation to the ownership, of Common Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such Common Stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the Exercise Price, (c) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (d) by withholding Option Shares equal to the Exercise Price multiplied by the number of Options exercised divided by the Fair Market Value at the time of exercise, rounded up to the nearest whole share, (e) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (f) by any combination thereof. Notwithstanding the foregoing, if the Exercise Price of the outstanding portion of the Option is less than the Fair Market Value of a share of Common Stock on the day the Option would otherwise expire as provided in Section 3(a), then the Option shall be automatically exercised in full pursuant to clause (d) above immediately prior to its expiration.

If the Optionee desires to pay the purchase price for the Option Shares by tendering Common Stock using the method of attestation, the Optionee may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value, in which case the Company shall issue or otherwise deliver to the Optionee upon such exercise a number of Option Shares equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the total number shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the purchase price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the Optionee may retain the shares of Common Stock the ownership of which is attested.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and the Company will not be obligated to issue any Option Shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as reasonably practicable, shall be postponed for the period of time necessary to take such action.

5.
Notices.

Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(b)
by electronic means as designated by the Committee, in which case the date of exercise shall be the date when receipt is acknowledged by the Company;
(c)
by registered or certified United States mail, postage prepaid, to Eagle Materials Inc., Attention: Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, in which case the date of exercise shall be the date of mailing; or
(d)
by hand delivery or otherwise to Eagle Materials Inc., Attention: Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

Any other notices provided for in this Agreement or in the Plan shall be given in writing or by such electronic means, as permitted by the Committee, and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

6.
Assignment of Option.

Except as otherwise permitted by the Committee, the rights of the Optionee under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order; and this Option is exercisable during his lifetime only by the Optionee, except as otherwise provided in this Agreement.

After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s designated beneficiary or, in the absence of a designated beneficiary, the Optionee’s executor or the personal representative of the Optionee’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the Option was exercisable on the date of the Optionee’s death.

7.
Stock Certificates.

Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 7 have been complied with.

8.
Shareholder Rights.

The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

9.
Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

10.
No Service Guaranteed.

No provision of this Option Agreement shall confer any right upon the Optionee to continued service with the Company.

11.
Governing Law.

This Option Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

12.
Amendment.

This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Optionee.

EAGLE MATERIALS INC.

By:

Name:	Michael R. Haack

Its:	President and CEO

Address:	5960 Berkshire Ln., Suite 900 Dallas, Texas 75225

The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

OPTIONEE:

Signed:	_____________________________________

Name:

Address: